EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of May 11, 2004

By and Between

COOPER CAMERON CORPORATION,

as Issuer,

and

UBS SECURITIES LLC,

CITIGROUP GLOBAL MARKETS INC.

and

BANC ONE CAPITAL MARKETS, INC.

as Initial Purchasers

1.50% Convertible Senior Debentures Due 2024

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of May 11, 2004, by and among Cooper Cameron Corporation, a Delaware corporation (the “Company”), UBS Securities LLC, Citigroup Global Markets Inc. and Banc One Capital Markets, Inc. (collectively, the “Initial Purchasers”), pursuant to that certain Purchase Agreement, dated as of May 6, 2004 (the “Purchase Agreement”) between the Company and the Initial Purchasers.

     In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company agrees with the Initial Purchasers (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Debentures (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Debentures (each of the foregoing a “Holder” and together the “Holders”), as follows:

     Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     “Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

     “Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(d) hereof.

     “Applicable Conversion Price” means, as of any date of determination, $1,000 divided by the Conversion Rate then in effect as of the date of determination or, if no Debentures are then outstanding, the Conversion Rate that would be in effect were Debentures then outstanding.

     “Business Day” means each day on which the New York Stock Exchange is open for trading.

     “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company and any other shares of capital stock as may constitute “Common Stock” for purposes of the Indenture, including the Underlying Common Stock.

     “Conversion Rate” has the meaning assigned to such term in the Indenture.

     “Damages Accrual Period” has the meaning set forth in Section 3(b) hereof.

     “Damages Payment Date” means each interest payment date under the Indenture in the case of Debentures, and each May 15 and November 15 in case of the Underlying Common Stock.

     “Debentures” means the 1.50% Convertible Subordinated Debentures due 2024 of the Company to be purchased pursuant to the Purchase Agreement.

     “Effectiveness Deadline Date” has the meaning set forth in section 2(a) hereof.

     “Effectiveness Period” means a period of two years after the later of (1) the original issuance of the Debentures and (2) the last date that the Company or any of its Affiliates was the owner of such Debentures (or any predecessor thereto), or such shorter period of time (x) as permitted by Rule 144(k) under the Securities Act or any successor provisions thereunder or (y) that will terminate when each of the Registrable Securities covered by the Shelf Registration Statement ceases to be a Registrable Security.

     “Event” has the meaning set forth in Section 3(a) hereof.

     “Event Date” has the meaning set forth in Section 3(a) hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     “Filing Deadline Date” has the meaning set forth in Section 2(a) hereof.

     “Holder” has the meaning set forth in the third paragraph of this Agreement.

     “Indenture” means the Indenture, dated as of May 11, 2004, between the Company and the Trustee, pursuant to which the Debentures are being issued.

     “Initial Purchasers” has the meaning set forth in the preamble hereto.

     “Initial Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

     “Issue Date” means the first date of original issuance of the Debentures.

     “Liquidated Damages Amount” has the meaning set forth in Section 3(b) hereof.

     “Material Event” has the meaning set forth in Section 4(j) hereof.

     “Notice and Questionnaire” means a written notice and questionnaire delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum dated May 6, 2004 relating to the Debentures.

     “Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, so long as all of their Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Shelf Registration Statement.

     “Purchase Agreement” has the meaning set forth in the preamble hereof.

     “Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment to the Registration Statement or prospectus supplement, including post-effective amendments to the Registration Statement, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

     “Record Holder” means (i) with respect to any Damages Payment Date relating to any Debentures as to which any such Liquidated Damages Amount has accrued, the holder of record of such Debenture on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Stock as to which any such Liquidated Damages Amount has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Damages Payment Date.

     “Registrable Securities” means the Debentures until such Debentures have been converted into the Underlying Common Stock and, at all times the Underlying Common Stock and any securities of the Company into or for which such Underlying Common Stock has been converted, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of (x) the date on which such security has been effectively registered under the Securities Act and disposed of, whether or not in accordance with the Shelf Registration Statement and (y) the date that is two years after the later of (1) the original issuance of the Debentures and (2) the last date that the Company or any of its Affiliates was the owner of such Debentures (or any predecessor thereto), or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provisions thereunder.

     “Registration Expenses” has the meaning set forth in Section 6 hereof.

     “Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

     “Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     “Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     “SEC” means the Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     “Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

     “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(b) hereof.

     “Suspension Notice” has the meaning set forth in Section 4(j) hereof.

     “Suspension Period” has the meaning set forth in Section 4(j) hereof.

     “TIA” means the Trust Indenture Act of 1939, as amended.

     “Trustee” means SunTrust Bank, the Trustee under the Indenture.

     “Underlying Common Stock” means the Common Stock into which the Debentures are convertible or issued upon any such conversion.

     Section 2. Shelf Registration.

     (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the “Filing Deadline Date”) that is ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Holders thereof of all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form S-1 or S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders, approved by the Company, and set forth in the Initial Shelf Registration Statement. The Company shall use its best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the “Effectiveness Deadline Date”) that is two hundred ten (210) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

     (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

     (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

     (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 4(j). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Questionnaire to the Company prior to any attempted or actual distribution of Registrable Securities under the Shelf Registration Statement; provided that Holders of Registrable Securities shall have at least twenty (20) Business Days from the date on which the Notice and Questionnaire is first sent to such Holders by the Company to complete and return the Notice and Questionnaire to the Company. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event within the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Suspension Period (1) in effect when the Notice and Questionnaire is delivered or (2) put into effect within five (5) Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or, if required by applicable law, prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is thirty (30) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder a reasonable number of copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, however, that notwithstanding the foregoing the Company shall not be required to take such actions set forth in clause (i) above until ninety (90) days after the date a prior Shelf Registration Statement filed pursuant to a request by Holders of Registrable Securities is declared effective; provided, that if such Notice and Questionnaire is delivered during a Suspension Period, or a Suspension Period is put into effect within five (5) Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within five (5) Business Days after expiration of the Suspension Period in accordance with Section 4(j); provided further that if under applicable law, the Company has more than one option as to the type or manner of making any such filing, the Company shall make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).

     (e) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to cause any Shelf Registration Statement to be declared effective under the Securities Act at any time during which there exists a Material Event that would give rise to the issuance by the Company of a Suspension Notice if such Shelf Registration Statement had been declared effective under the Securities Act; provided, however, that the Company will remain subject to the liquidated damages provisions contained in Section 3 hereto.

     Section 3. Liquidated Damages.

     (a) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date or (iii) the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of Registrable Securities for a period of time (including any Suspension Period) which shall exceed forty-five (45) days in the aggregate in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an “Event,” and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date on which the duration of the ineffectiveness or unusability of the Initial Shelf Registration Statement or Subsequent Shelf Registration Statement in any period exceeds the number of days permitted by clause (iii) hereof in the case of clause (iii), being referred to herein as an “Event Date”). Events shall be deemed to continue until the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), and the date the Initial Shelf Registration Statement or Subsequent Shelf Registration Statement becomes effective or usable again in the case of an Event of the type described in clause (iii).

     (b) Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a “Damages Accrual Period”), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the “Liquidated Damages Amount”) at the rate described below, payable periodically on each Damages Payment Date to Record Holders of Debentures that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Debentures that are Registrable Securities, as the case may be, to the extent of, for each such Damages Payment Date, accrued and unpaid Liquidated Damages Amount to (but excluding) such Damages Payment Date (or, if the Damages Accrual Period shall have ended prior to such Damages Payment Date, the date of the end of the Damages Accrual Period); provided that any Liquidated Damages Amount accrued with respect to any Debenture or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Debenture or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The Liquidated Damages Amount shall accrue at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.50%), of (i) the principal amount of such Debentures or, without duplication, (ii) in the case of Debentures that have been converted into Underlying Common Stock, the Applicable Conversion Price of such shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts shall cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages Amount by the Company).

     (c) So long as Debentures remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an Event occurs in respect of which Liquidated Damages are required to be paid. Any amounts of Liquidated Damages due pursuant to Section 3(b) will be payable in cash semi-annually on each May 15 and November 15, commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date with respect to Debentures that are Registrable Securities and to Persons that are registered Holders 15 days prior to such Damages Payment Date with respect to Underlying Common Stock that are Registrable Securities.

     (d) The Trustee shall be entitled, on behalf of Holders of Debentures, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.

     (e) All of the Company’s obligations set forth in this Section 3 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 9(l).

     (f) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

     Section 4. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

     (a) Prepare and file with the SEC a Shelf Registration Statement on Form S-1 or S-3 or any other appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause each such Shelf Registration Statement to become effective and remain effective as provided herein; provided that before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to the Initial Purchasers and counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) copies of all such documents proposed to be filed at least five (5) Business Days prior to such filing and use its best efforts to reflect in each such document when so filed with the SEC such comments as such counsel reasonably shall propose. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement shall reasonably object.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented. Subject to Section 3(a), the Company shall be deemed not to have used its best efforts to keep a Shelf Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation the provisions of Section 4(j).

     (c) As promptly as practicable give notice to the Notice Holders, the Initial Purchasers and counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) (i) when any Prospectus, Prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Shelf Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order or other order suspending the effectiveness of any Shelf Registration Statement or preventing or suspending the use of any preliminary prospectus or other Prospectus or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) after the effective date of any Shelf Registration Statement filed pursuant to this Agreement of the occurrence of (but not the nature of or details concerning) a Material Event, (vi) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 4(j)), state that it constitutes a Suspension Notice, in which event the provisions of Section 4(j) shall apply.

     (d) Use its best efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement or preventing or suspending the use of a Prospectus or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

     (e) If requested by the Initial Purchasers or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as the Initial Purchasers, such Notice Holder or counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) shall determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 4(e) that, in the written opinion of counsel for the Company, are not in compliance with applicable law.

     (f) As promptly as practicable furnish to each Notice Holder, counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) and the Initial Purchasers, without charge, at least one (1) conformed copy of the Shelf Registration Statement and any amendment thereto, including financial statements and schedules, but excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder, such counsel or the Initial Purchasers).

     (g) During the Effectiveness Period, deliver to each Notice Holder, counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) and the Initial Purchasers, in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder and the Initial Purchasers may reasonably request; and the Company hereby consents (except during such periods that a Suspension Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

     (h) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

     (i) Use its reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

     (j) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development (a “Material Event”) that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus (i) in the case of clause (B) or (C) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Company may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders and counsel for the Holders and for the Initial Purchasers (or, if applicable, separate counsel for the Holders) that the availability of the Shelf Registration Statement is suspended (a “Suspension Notice”) and, upon receipt of any Suspension Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, the Shelf Registration Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Shelf Registration Statement and any Prospectus may be suspended (the “Suspension Period”) without the Company incurring any obligation to pay liquidated damages pursuant to Section 3 shall not exceed forty-five (45) days in any three (3) month period and ninety (90) days in any twelve (12) month period.

     (k) Make available for inspection during normal business hours by representatives for the Notice Holders of such Registrable Securities, and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representatives for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall, at the Company’s request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company, and provided that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 6.

     (l) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods.

     (m) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Shelf Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least (2) Business Days prior to any sale of such Registrable Securities.

     (n) Provide a CUSIP number for all Registrable Securities covered by each Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

     (o) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc..

     (p) Upon (i) the filing of the Initial Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by release to Reuters Economic Services, Dow Jones Corporation and Bloomberg Business News.

     (q) Enter into such customary agreements and take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

     (r) Cause the Indenture to be qualified under the TIA not later than the effective date of any Shelf Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

     Section 5. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     Section 6. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Agreement whether or not any of the Shelf Registration Statements are declared effective. Such fees and expenses (“Registration Expenses”) shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Shelf Registration Statement may designate), (ii) printing and word processing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication and mailing expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) messenger, telephone and delivery expenses, (v) other expenses relating to the distribution of all Registration Statements, securities sales agreements and any other documents necessary in order to comply with this Agreement, (vi) fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Holders in connection with the Shelf Registration Statement or Subsequent Shelf Registration Statement (which counsel shall be Vinson & Elkins L.L.P. until another firm shall be designated pursuant to this Agreement), (vii) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and (viii) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

     Section 7. Indemnification; Contribution.

     (a) The Company agrees to indemnify, defend and hold harmless each Holder and each person who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Holder Indemnified Party”), from and against any loss, damage, expense, liability, judgment or claim (including reasonable legal fees, investigation costs and other expenses) which such Holder Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, judgment or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability, judgment or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of any Holder to the Company expressly for use therein.

     (b) Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company to each Holder Indemnified Party, but only insofar as such loss, damage, expense, liability, judgment or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any Shelf Registration Statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements in any Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which they were made, not misleading, in connection with such information. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 7, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and the Indemnifying Party shall assume the defense of such Proceeding; provided, however, that the omission to notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon the written advice of counsel that there may be one or more defenses available to it that are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such action). An Indemnifying Party shall not be liable for any settlement of such Proceeding effected without the written consent of such Indemnifying Party, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

     (d) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities, judgments or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holders on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities, judgments and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

     (e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Shelf Registration Statement, and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, or the Company’s officers or directors or any person controlling the Company and (iii) the sale of any Registrable Security by any Holder.

     Section 8. Information Requirements.

     (a) The Company covenants that (i) it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act; and (ii) if at any time before the end of the Effectiveness Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities to make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act and take such further action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A and Regulation S under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed with the SEC pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

     (b) The Company shall comply with all requirements set forth in the instructions to Form S-1 or Form S-3, as the case may be, in order to allow the Company to be eligible to file registration statements on Form S-1 or Form S-3.

     Section 9. Miscellaneous.

     (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

     (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Debentures deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Debentures are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply to or be enforced by such particular Holder.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

     (x) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

     (y) if to the Company, to:

Cooper Cameron Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: William C. Lemmer
Telecopy No.: (713) 513-3456

with a copy to:

Porter & Hedges, L.L.P.
700 Louisiana Street, Suite 3500
Houston, Texas 77002
Attention: Sam Allen
Telecopy No.: (713) 226-0235

     (z) if to the Initial Purchasers, to:

UBS Securities LLC
299 Park Avenue
New York, New York 10171
Attention: Syndicate Department
Telecopy No.: (212) 821-4998

with a copy to (for informational purposes only):

c/o UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Attention: Legal Department
Telecopy No.: (203) 719-0683

to:

Citigroup Global Markets Inc.
388 Greenwich Street, 32nd Floor
New York, New York 10013
Attention: Legal Department
Telecopy No.: (212) 816-7912

and to:

Banc One Capital Markets, Inc.
1 Bank One Plaza
IL1-0868
Chicago, Illinois 60670
Attention: Legal Department
Telecopy No.: (312) 732-3331

with a copy to:

Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, Texas 77002
Attention: T. Mark Kelly, Esq.
Telecopy No.: (713) 615-5531

or to such other address as such person may have furnished to the other persons identified in this Section 9(d) in writing in accordance herewith.

     (e) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (f) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers or any Holder shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers or such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     (j) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (k) Entire Agreement. This Agreement, together with the Purchase Agreement, the Debentures and the Indenture, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations with respect to such registration rights other than those specifically set forth in this Agreement.

     (l) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 5, 6 or 7 hereof and the obligations to make payments of and provide for liquidated damages under Section 3(b) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COOPER CAMERON CORPORATION

By:	/s/ MICHAEL JENNINGS

	Name:	Michael Jennings
	Title:	Vice President and Treasurer

Confirmed and accepted as of the date first above written on behalf of itself and the other several Initial Purchasers:

UBS SECURITIES LLC

By:	/s/ MICHAEL JAMIESON

	Name:	Michael Jamieson
	Title:	Executive Director

By:	/s/ SAM PITTS

	Name:	Sam Pitts
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ QUINN P. FANNING

	Name:	Quinn P. Fanning
	Title:	Director

BANC ONE CAPITAL MARKETS, INC.

By:	/s/ MICHAEL HARRIS

	Name:	Michael Harris
	Title:	Managing Director